EXHIBIT 10.42
***CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.***
FIRST AMENDMENT TO SUPPLY AGREEMENT
THIS FIRST AMENDMENT TO THE SUPPLY AGREEMENT (this “First Amendment”) is made and entered into as of October 2, 2009 (the “Signing Date”) by and between EVERGREEN SOLAR, INC., a Delaware Corporation, having its registered office at: 138 Bartlett Street, Marlborough, MA, U.S.A. represented by Richard Chleboski (hereinafter “ESLR”), and SOLARICOS TRADING, LTD., a company organized and existing under the laws of Cyprus, having its registered office at 70 JF Kennedy Avenue, Papabasiliou House, 151 Floor, Nicosia 1076. Cyprus, represented by Director Khomchenko Evgenia, acting on the bases of the Articles of Association (hereinafter “NITOL”), for the purpose of amending and supplementing the Supply Agreement dated October 24, 2007 that was entered into by the Parties (the “Original Agreement”). Each of ESLR and Nitol is referred to herein individually as a “Party” and collectively as “Parties”.
Now, therefore, in consideration of mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.	Amendment to Section 2.1. Section 2.1 of the Original Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
2.1	Starting on the First Shipment Date and each Year during the term of this Agreement thereafter, ESLR agrees to purchase and accept delivery from NITOL, and NITOL agrees to sell to ESLR, the Annual Quantity of Product as determined in accordance with Appendix I to this Agreement (as such Appendix may be adjusted in accordance with Section 5.5 below, the “Pricing Schedule”), at the prices as determined in accordance with Appendix I. This Agreement constitutes a firm order from ESLR to purchase and a firm commitment for NITOL to supply a minimum of [****] metric tons and a maximum of [****] metric tons of Product, as such amount may be determined in accordance with the provisions of this Agreement and Appendix I, that cannot be cancelled during the term of this agreement except as set forth in Section 9 below.
2.	Amendment to Section 4.1. Section 4.1 of the Original Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
4.1	The first shipment is due to be shipped on or after [****] as agreed by the Parties but no later than [****], 2009.

3.	Amendment to Section 5.2. Section 5.2 of the Original Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
5.2	Within fifteen (15) Business days after the Effective Date, ESLR shall provide NITOL a deposit of Ten Million U.S. Dollars ($10,000,000) with a further deposit payment of Five Million U.S. Dollars ($5,000,000) within 15 days of the [****] (together the “Deposit”) as advance payment for Products to be delivered under this Agreement. The Deposit shall be divided by the minimum volume of Product to be shipped and accepted in any given Year such that the Deposit is credited as payment for shipments according to the table below:

Credit per
Year	Deposit Credited		Minimum Volume	Kilogram
2009	$	[****]	[****]	$	[****]
2010	$	[****]	[****]	$	[****]
2011	$	[****]	[****]	$	[****]
2012	$	[****]	[****]	$	[****]
2013	$	[****]	[****]	$	[****]
2014	$	[****]	[****]	$	[****]

Total	$	[****]	[****]	$	[****]

The total dollar value shall be credited each Year and shall be applied ratably to the first quantity of Product shipped and accepted up to the minimum volume in any Year. If for any reason the minimum volume is not shipped and accepted the credit will be applied, in addition to the credit outlined above for the subsequent Year, to the first volumes shipped in the following Year. In all cases the total credit to be provided shall equal $15,000,000.
4.	Amendment to Appendix I. Appendix I to the Original Agreement is hereby amending by deleting such appendix in its entirety and replacing it with Appendix 1 attached hereto.

5.	Definitions. All terms used, but not defined, in this First Amendment shall have the respective meanings set forth in the Original Agreement.

6.	Headings; Interpretation. The section headings in this First Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this First Amendment. The Parties hereby acknowledge and agree that this First Amendment has been prepared jointly and no rule of strict construction shall be applied against either Party. In this First Amendment, the singular shall include the plural and vice versa and the word “including” shall be deemed to be followed by the phrase “without limitation”. The terms “herein” and “hereunder” and similar terms shall be interpreted to refer to this entire First Amendment.

7.	Effective Date of Amendment; Incorporation of Terms; Continuing Effect. This First Amendment shall be deemed effective for all purposes as of the Signing Date of this First Amendment. All of the amended provisions set forth in this First Amendment shall be deemed to be incorporated in. and made a part of, the Original Agreement, and the Original Agreement, as amended by this First Amendment shall be read, taken and construed as one and the same agreement. Except as modified or supplemented herein the Original Agreement shall remain in full force and effect as set forth therein. Upon execution of this First Amendment the Parties each hereby irrevocably and unconditionally agree to release and forever discharge the other Parties, including all of the other Parties’ affiliates, predecessors, successors, assigns or subsidiaries, or any of their directors, supervisors, officers or employees, from any and all liabilities and obligations of any nature, whether past. present, future or contingent, whether due or incurred, known or unknown, including without limitation all claims, debts, demands, causes of action, duties, sums of money, covenants, contracts, controversies. agreements, promises, doings, omissions, damages, judgments, costs, expenses and losses arising out of and/or in connection with or related to the Original Agreement, it being the intention of all the Parties that the Original Agreement as amended by this First Amendment shall operate as a full and final settlement of all past, current and future liability whatsoever between all the Parties arising out of and/or in connection with the Original Agreement.

8.	Counterparts. This First Amendment is executed in the English simultaneously in two identical original counterparts, each of which shall be deemed an original. but all of which together shall constitute one and the same instrument. Both counterparts have equal force and validity.
[signatures next page]

IN WITNESS WHEREOF, the Parties, intending to be bound, have caused this Amendment to be executed on their behalf by their duly authorized representative as of the day and year first above written.

ESLR:		NITOL:

EVERGREEN SOLAR, INC.		SOLARICOS TRADING, LTD.

By:	/s/ Richard G. Chleboski	By:	/s/ Khomchenko Evgenia
	Name: Richard G. Chleboski		Name: Khomchenko Evgenia
	Title: Vice President		Title: Director
	Authorized Signatory		Authorized Signatory

Appendix I
Pricing Schedule

	2009		2010		2011		2012		2013		2014		TOTALS
Fixed Price, $	$	[****]	$	[****]	$	[****]	$	[****]	$	[****]	$	[****]
Fixed Price Volume, MT		[****]		[****]		[****]		[****]		[****]		[****]		[****]
Prepayment Return, M$	$	[****]	$	[****]	$	[****]	$	[****]	$	[****]	$	[****]	$	[****]
Variable Max Price, $					$	[****]	$	[****]	$	[****]	$	[****]
Variable Min Price, $					$	[****]	$	[****]	$	[****]	$	[****]
Variable Price volumes, MT						[****]		[****]		[****]		[****]		[****]

Total Volumes, MT		[****]		[****]		[****]		[****]		[****]		[****]		[****]

[****]